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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tickets.com, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 25, 2002 included in Tickets.com, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


Orange County, California
March 29, 2002